UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2011

SEFE, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-51842	20-1763307
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 W. University Dr., Suite 231
Tempe, AZ	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(480) 294-6407

___________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

On January 25, 2011 (“Issuance Date”), the Registrant entered into a Convertible Debenture Agreement (the “Debenture”), with Westpac Communications, Inc. (the “Holder”), for an aggregate amount of $100,000.  The Debenture is due and payable in full on the earlier of January 25, 2012, or at the closing of a private placement offering that nets the Registrant a minimum of $2,000,000 (“Maturity”).  The Debenture bears an interest rate of 10% per annum, payable on Maturity.

At any time from the Issuance Date of the Debenture up to the earlier of the Maturity Date or retirement of the Debenture, the Registrant may, in its sole discretion, convert the Debenture into shares of common stock of the Registrant at a rate of $0.50 per share.  The number of shares issuable upon a conversion shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

ITEM 9.01 EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit
10	Convertible Debenture Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEFE, INC.
(Registrant)

Signature	Title	Date

/s/ Wayne Rod	President	January 26, 2011
Wayne Rod

/s/ Wayne Rod	Principal Accounting Officer	January 26, 2011
Wayne Rod